      As filed with the Securities and Exchange Commission on August 3, 2001
                                                  Registration No. 333-65610
                                                  Registration No. 333-65610-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                 AMENDMENT NO.1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                                  MEDIACOM LLC
                          MEDIACOM CAPITAL CORPORATION

           (Exact names of registrants as specified in their charters)

             New York                   4841                    06-1433421
             New York                   4841                    06-1513997
         (State or other          (Primary Standard          (I.R.S. Employer
         jurisdiction of             Industrial          Identification Numbers)
         incorporation or        Classification Code
          organization)               Numbers)

                              100 Crystal Run Road
                           Middletown, New York 10941
                                 (845) 695-2600
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                Rocco B. Commisso
                      Chairman and Chief Executive Officer
                       Mediacom Communications Corporation
                              100 Crystal Run Road
                           Middletown, New York 10941
                                 (845) 695-2600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:
                            Robert L. Winikoff, Esq.
                              Ira I. Roxland, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                          ----------------------------

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

         Section 420 of the New York Limited Liability Company Law (the "New York Act") empowers a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification maybe made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Section 8.2 of Mediacom LLC's Fifth Amended and Restated Operating Agreement (the "Operating Agreement") provides as follows:

         The Company shall, to the fullest extent permitted by the New York Act, indemnify and hold harmless each Indemnified Person (as defined) against all claims, liabilities and expenses of whatever nature relating to activities undertaken in connection with the Company, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel, accountants' an experts' and other fees, costs and expenses reasonably incurred in connection with the investigation, defense or disposition (including by settlement) of any action, suit or other proceeding, whether civil or criminal, before any court or administrative body in which such Indemnified Person may be or may have been involved, as a party or otherwise, or with which such Indemnified Person may be or may have been threatened, while acting as such Indemnified Person, provided that no indemnity shall be payable hereunder against any liability incurred by such Indemnified Person by reason of such Indemnified Person's gross negligence, fraud or willful violation of the law or the Operating Agreement or with respect to any matter as to which such Indemnified Person shall have been adjudicated not to have acted in good faith.

         Article 7, Section 722 of the New York Business Corporation Law (the "Business Corporation Law") empowers a corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Section 722 also empowers a corporation to indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         Section 7 of Mediacom Capital's Certificate of Incorporation provides as follows:

         The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

         Article VII of Mediacom Capital's By-Laws provides as follows:

         The Corporation shall indemnify any person to the full extent permitted, and in the manner provided, by the New York Business Corporation Law, as the same now exists or may hereafter be amended.

Item 21. Exhibits and Financial Statement Schedules.

         (a)        Exhibits

     Exhibit
      Number        Exhibit Description
     -------        -------------------
      3.1(a)        Articles of Organization of Mediacom LLC filed July 17,
1995(1)
      3.1(b)        Certificate and Amendment of the Articles of Organization of
Mediacom LLC filed December 8,
                    1995(1)
      3.2           Fifth Amended and Restated Operating Agreement of Mediacom
LLC(2)
      3.3           Certificate of Incorporation of Mediacom Capital Corporation
filed March 9, 1998(1)
      3.4           By-Laws of Mediacom Capital Corporation(1)
      4.1           Indenture relating to 9 1/2% senior notes of Registrants,
dated as of January 24, 2001(3)
      4.2           Exchange and Registration Rights Agreement, dated as of
January 24, 2001, among Registrants and
                      Chase Securities Inc., Credit Suisse First Boston
Corporation and Salomon Smith Barney Inc.,
                      as the initial purchasers of the initial notes.*
      5.1           Opinion of Sonnenschein Nath & Rosenthal
      8.1           Opinion of Sonnenschein Nath & Rosenthal regarding federal income tax matters
     10.1(a)        Credit Agreement dated as of September 30, 1999 for the
Mediacom USA Credit Facility(4)
     10.1(b)        Amendment No. 1 dated December 17, 1999 between Mediacom
Southeast LLC, Mediacom California LLC,
                      Mediacom Delaware LLC, Mediacom Arizona LLC and The Chase
Manhattan Bank, as administrative
                      agent for the lenders(3)
     10.1(c)        Amendment No. 2 dated February 4, 2000 between Mediacom
Southeast LLC, Mediacom California LLC,
                      Mediacom Delaware LLC, Mediacom Arizona LLC and The Chase
Manhattan Bank, as administrative
                      agent for the lenders(3)
     10.2(a)        Credit Agreement dated as of November 5, 1999 for the
Mediacom Midwest Credit Facility(4)
     10.2(b)        Amendment No. 2 dated December 17, 1999 between Mediacom
Illinois LLC, Mediacom Indiana LLC,
                      Mediacom Iowa LLC, Mediacom Minnesota LLC, Mediacom
Wisconsin LLC, Zylstra Communications
                      Corporation and The Chase Manhattan Bank, as
administrative agent for the lenders(3)
     10.2(c)        Amendment No. 2 dated February 4, 2000 between Mediacom
Illinois LLC, Mediacom Indiana LLC,
                      Mediacom Iowa LLC, Mediacom Minnesota LLC, Mediacom
Wisconsin LLC, Zylstra Communications
                      Corporation and The Chase Manhattan Bank, as
administrative agent for the lenders(3)

   Exhibit
   Number           Exhibit Description
   ------           -------------------
     21.1           Subsidiaries of Mediacom LLC(5)
     23.1           Consents of Arthur Andersen LLP*
     23.2           Consents of Sonnenschein Nath & Rosenthal (included in
                    Exhibits 5.1 and 8.1)
     25.1           Form T-1 Statement of Eligibility of The Bank of New York to
                    act as Trustee under the Indenture*
     99.1           Form of Letter of Transmittal with respect to the exchange offer*
     99.2           Form of Instruction Letter to Registered Holders*
     99.3           Form of Notice of Guaranteed Delivery*

----------------------------------
*      Previously filed with this Registration Statement.

(1) Filed as an exhibit to Registrants' Registration Statement on Form S-4 (File No. 333-57285) and incorporated herein by reference.

(2) Filed as an exhibit to Registrants' Current Report on Form 8-K dated January 18, 2001 and incorporated herein by reference.

(3) Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of Mediacom Communications Corporation and incorporated herein by reference.

(4) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-90879) of Mediacom Communications Corporation and incorporated herein by reference.

(5) Filed as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 of the Registrants and incorporated herein by reference.

         (b)        Financial Statement Schedules

                    None.

Item 22. Undertakings.

         Mediacom LLC and Mediacom Capital Corporation (the "Registrants") hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrants undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The Registrants undertake that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrants hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on August 3, 2001

                                   Mediacom LLC


                                   By: Mediacom Communications Corporation,
                                       its managing member

                                       By: /s/ Rocco B. Commisso
                                           ---------------------
                                           Rocco B. Commisso,
                                           Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



              Signature                                          Title
                            Date
              ---------                                          -----
                            -----
/s/ Rocco B. Commisso                     Chairman and Chief Executive Officer
(Principal               August 3, 2001
-----------------------------------       Executive Officer)
Rocco B. Commisso

/s/ Mark E. Stephan                       Senior Vice President, Chief Financial
Officer,               August 3, 2001
-----------------------------------       Treasurer and Director (Principal
Financial and
Mark E. Stephan                           Accounting Officer)

                *                         Director
                       August 3, 2001
-----------------------------------
William S. Morris III

                *                         Director
                       August 3, 2001
-----------------------------------
Craig S. Mitchell

                *                         Director
                       August 3, 2001
-----------------------------------
Thomas V. Reifenheiser

                *                         Director
                       August 3, 2001
-----------------------------------
Natale S. Ricciardi

                *                         Director
                       August 3, 2001
-----------------------------------
Robert L. Winikoff



* Rocco B. Commisso, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated by signing above, and filed with the Securities and Exchange Commission), by signing his name hereto, does hereby sign and execute this Amendment to the Registration Statement on behalf of each of the persons referenced above.

August 3, 2001
                                           /s/ ROCCO B. COMMISSO
                                           -------------------------
                                               Rocco B. Commisso

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middletown, State of New York, on August 3, 2001


                                Mediacom Capital Corporation


                                By: /s/ Rocco B. Commisso
                                    -------------------------------------------
                                    Rocco B. Commisso,
                                    President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





               Signature                                      Title
                     Date
               ---------                                      -----
                     ----

/s/ Rocco B. Commisso                    President, Chief Executive Officer and
Director         August 3, 2001
--------------------------------         (Principal Executive Officer)
Rocco B. Commisso

/s/ Mark E. Stephan                      Secretary and Treasurer (Principal
Financial and        August 3, 2001
-------------------------------------    Accounting Officer)
Mark E. Stephan
